UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2012

Procera Networks, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-33691	33-0974674
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4121 Clipper Court, Fremont, CA		94538
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (510) 230-2777

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 27, 2012, at the 2012 Annual Meeting of Stockholders (the “Annual Meeting”) of Procera Networks, Inc. (the “Company”), the Company’s stockholders approved amendments to the Company’s 2007 Equity Incentive Plan (the “Plan”) to: (a) increase the number of shares of common stock that may be issued under the Plan by 800,000 shares, and (b) eliminate the Company’s Board of Directors’ ability to take action related to the Plan that would be treated as a repricing under generally accepted accounting principles without the approval of the Company’s stockholders.

The amendments to the Plan had been previously approved, subject to stockholder approval, by the Board of Directors of the Company. The amendment to the Plan became effective immediately upon stockholder approval at the Annual Meeting.

A summary of the material terms of the Plan is set forth in the Company’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on July 12, 2012. That summary and the foregoing description are qualified in their entirety by reference to the text of the Plan, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders

The Company held the Annual Meeting on August 27, 2012 at the Company’s offices located at 4121 Clipper Court, Fremont, California 94538. At the Annual Meeting, the Company’s stockholders were asked to vote upon:

1.	The election of eight directors to serve until the 2013 annual meeting of stockholders. The nominees for election were James F. Brear, Staffan Hillberg, B.G. Kumar, Alan B. Lefkof, Mary Losty, Scott McClendon, Thomas Saponas and William Slavin;

2.	Amendments to the Plan to: (a) increase the number of shares of common stock that may be issued under the Plan by 800,000 shares, and (b) eliminate the Company’s Board of Directors’ ability to take action related to the Plan that would be treated as a repricing under generally accepted accounting principles without the approval of the Company’s stockholders;

3.	An advisory vote to approve the compensation of the Company’s named executive officers; and

4.	The ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.

The results of the matters voted on at the Annual Meeting, based on the presence in person or by proxy of holders of record of 17,624,965 shares of the 19,347,101 shares of the Company’s common stock entitled to vote, were as follows:

1	The election of each of Messrs. Brear, Hillberg, Kumar, Lefkof, McClendon, Saponas and Slavin and Ms. Losty as directors of the Company until the 2013 annual meeting of stockholders, and until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal, was approved as follows:

	FOR	WITHHELD	BROKER NON-VOTE
James F. Brear	12,957,032	91,682	4,576,251
Staffan Hillberg	12,869,992	178,722	4,576,251
B.G Kumar	12,892,333	156,381	4,576,251
Alan B. Lefkof	13,010,862	37,852	4,576,251
Mary Losty	13,011,962	36,752	4,576,251
Scott McClendon	12,896,493	152,221	4,576,251
Thomas Saponas	12,896,723	151,991	4,576,251
William Slavin	12,909,671	139,043	4,576,251

2	The amendments to the Plan to: (a) increase the number of shares of common stock that may be issued under the Plan by 800,000 shares, and (b) eliminate the Company’s Board of Directors’ ability to take action related to the Plan that would be treated as a repricing under generally accepted accounting principles without the approval of the Company’s stockholders, was approved as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
11,216,935	1,824,273	7,506	4,576,251

3	The advisory vote to approve the compensation of the Company’s named executive officers was approved as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
12,663,016	338,885	46,813	4,576,251

4	The selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012 was ratified as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
17,581,080	13,544	30,341	0

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Number	Description

10.1	Procera Networks, Inc. 2007 Equity Incentive Plan, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 28, 2012	Procera Networks, Inc.

	By:	/s/ Charles Constanti
	Name:	Charles Constanti
	Title:	Chief Financial Officer and Principal Accounting Officer

INDEX TO EXHIBITS

Number	Description

10.1	Procera Networks, Inc. 2007 Equity Incentive Plan, as amended.